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Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the inclusion in this Registration Statement of Dyntek, Inc. on Form S-1 of our report dated September 27, 2005, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Dyntek, Inc. and Subsidiaries as of June 30, 2005, 2004 and 2003 and for each of the three years in the period ended June 30, 2005, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

                      /s/ Marcum & Kliegman LLP

New York, New York
November 23, 2005

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  Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT